                                                           EXHIBIT NO. 99.9 (b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 39 to the Registration Statement (File Nos. 33-7638 and 811-4777) (the "Registration Statement") of MFS(R) Series Trust I (the "Trust"), of my opinion dated May 30, 2000, appearing in Post-Effective Amendment No. 36 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on May 31, 2000.


                                        JAMES R. BORDEWICK, JR
                                        --------------------------------
                                        James R. Bordewick, Jr.
                                        Assistant Clerk and Assistant Secretary

Boston, Massachusetts
December 24, 2001